                                                                    EXHIBIT 23.2

                                                                  March 18, 2002

Board of Directors
Minden Building and Loan Association
415 Main Street
Minden, Louisiana 71055

Members of the Board of Directors:

     We hereby consent to the use of our firm's name in the Form MHC-1 and the Form MHC-2, and any amendments thereto, for Minden Building and Loan Association. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings, and the Registration Statement on Form SB-2, and any amendments thereto, including the prospectus of Minden Bancorp, Inc.

                                        Sincerely,

                                        RP FINANCIAL, LC.

                                        /s/ Gregory F. Dunn
                                        ---------------------
                                        Gregory F. Dunn
                                        Senior Vice President